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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of F.N.B. Corporation of our report dated January 23, 2001 except for Note 22, which is dated February 26, 2001, relating to the financial statements, which appears in Promistar Financial Corporation's 2000 Annual Report to Shareholders, which is incorporated by reference in its annual report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
September 5, 2001